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                                                                    EXHIBIT 21.1

21.1    Subsidiaries
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          As of the distribution date, all of the below listed direct or indirect subsidiaries of Ventiv Health, Inc. will be, directly or indirectly, 100% owned by Ventiv Health, Inc.

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                      Legal Entity                            Incorporation State    Country
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

Clinical Communications Group, Inc.                           Delaware               US
Clinical Communications Group International, Inc.             Delaware               US
Clinical Communications Holdings, Inc.                        Delaware               US
Clinical Communications, Inc.                                 Delaware               US
GEM Communications, Inc.                                      Connecticut            US
Greenwich Press, Inc.                                         Connecticut            US
Health Products Research, Inc.                                New Jersey             US
Imedex USA, Inc.                                              Georgia                US
MMD, Inc.                                                     New Jersey             US
Promotech Research Associates, Inc.                           Colorado               US
Scientific Exchange, Inc.                                     Connecticut            US
Snyder HealthCare Communications Worldwide, Inc.              Delaware               US
Snyder HealthCare Sales, Inc.                                 New Jersey             US
Clinical Communications (UK) Limited                                                 UK
Consultancy Practice Limited                                                         UK
Halliday Jones Sales Limited                                                         UK
Health Products Research (UK) Limited                                                UK
Kestrel Healthcare Limited                                                           UK
Rapid Deployment Group Limited                                                       UK
Rapid Deployment Limited                                                             UK
Snyder Healthcare Services                                                           UK
Houdstermaatschappij Boussauw Holding, B.V.                                          Netherlands
Imedex Holding, B.V.                                                                 Netherlands
Imedex Netherlands                                                                   Netherlands
Silver Blue Holding, B.V.                                                            Netherlands
RDL Magyarorszag KFT                                                                 Hungary
Brain Box Company Fuhurngs-und
  Verhaltenstraining GmbH (LLC)                                                      Germany
Co-Pharma Aufsendienst (LLC)                                                         Germany
MKM Infothek Gesellschaft fur Marktanalysen mbH                                      Germany
MKM Marketinginstitut (LLC)                                                          Germany
MKM Verwaltungsgesellschaft mbH                                                      Germany
MKM Beteiligungs GmbH                                                                Germany
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